EXHIBIT 99.2

Office of the United States Trustee

In re: The Kushner-Locke Company	DEBTOR IN POSSESSION OPERATING REPORT

	Report Number:	40

Chapter 11	For the Period FROM:	2/1/2005

Case No. LA 01-44828-SB (Administratively Consolidated with	TO:	2/28/2005

Case Nos. LA 01-44829-SB through LA 01-44831-SB; LA 01- 44833-SB through LA 01-44836-SB; and LA 01-44841-SB)

1 Profit and Loss Statement (Accrual Basis Only)
A. Related to Business Operations
Gross Sales		$—

Costs Related to Revenues (Film Cost Amortization)

Gross Profit			—

Less: Operating Expenses
Officer Compensation	21,000

Salaries and Wages — Other Employees	6,462

Total Salaries and Wages		27,462

Employee Benefits and Pensions		3,612

Employer Payroll Taxes/Fees	2,790

Other Taxes

Total Taxes		2,790

Rent and Lease Expense (including parking)	3,802

Distribution/Delivery Expenses	67

Interest Expense

Insurance	2,150

Automobile Expense/Mileage

Utilities (incl. Phone, phone equipment, internet)	489

Depreciation and Amortization

Business Equipment Leases

Business Expense reimbursement	4,438

Storage Expense	7,671

Supplies, Office Expenses, Photocopies, etc.	20

Bad Debts

Miscellaneous Operating Expenses	(8,078)

Total Operating Expenses		44,421

Net Gain/Loss from Business Operations			(44,421)

B. Not related to Business Operations
Income
Interest Income

Other Non-Operating Revenues		—

Gross Proceeds on Sale of Assets	—

Less: Original Cost of Assets plus expenses of sale	—

Net Gain/Loss on Sale of Assets		—

Total Non-Operating Income			—

Expenses Not Related to Business Operations
Legal and Professional Service Fees		69

Other Non-Operating Expenses (Board/Trustee fees)		3,500

Total Non-Operating Expenses			3,569

NET INCOME/(LOSS) FOR PERIOD			$(47,990)

DEBTOR IN POSSESSION OPERATING REPORT NO: 40	Page 2 of 2

2	Aging of Accounts Payable and Accounts Receivable (exclude prepetition accounts payable):

	Accounts	Accounts
	Payable	Receivable
Current Under 30 days	—	—
Overdue 31-60 days	—	—
Overdue 61-90 days	—
Overdue 91-120 days	—
Overdue Over 121 days	—
Due in the Future	27	1,110,874
TOTAL	27	1,110,874

3	Statement of Status of Payments to Secured Creditors and Lessors:

No payments to Secured Creditors or Lessors were paid or payable during the reporting period.

4	Tax Liability

No tax payments were paid or payable during the reporting period other than payroll taxes shown above.

5	Insurance Coverage

	Carrier/	Amount of	Policy	Premium Paid
	Agent Name	Coverage	Expiration Date	Through Date
Worker’s Compensation (RENEWED)	St. Paul	1,000,000	1/14/2006	1/14/2006
Commercial Property (RENEWED)	St. Paul	2,000,000	2/14/2006	2/14/2006
Errors & Omissions — Library (RENEWED)	St. Paul	3,000,000	3/3/2005	3/3/2005

6	Questions:

A.	Has the Debtor in Possession provided compensation to any officers, directors, shareholders, or other principals without the approval of the Office of the United States Trustee?

☐ Yes                    Explain:

☑ No

B.	Has the Debtor in Possession, subsequent to the filing of the petition, made any payments on its prepetition unsecured debt, except as authorized by the Court?

☐ Yes                    Explain:

☑ No

7	Statement on Unpaid Professional Fees (Postpetition Amounts Only)

Total unpaid post-petition Professional Fees during the reporting period: $282,206.10

8	Narrative Report of Significant Events and Events out of the Ordinary Course of Business:

None.

9	Quarterly Fees:

Paid

I, Alice Neuhauser, declare under penalty of perjury that the information contained in the above Debtor in Possession Interim Statement is true and correct to the best of my knowledge.

/s/ Alice P. Neuhauser

Debtor in Possession